Exhibit 99.1

Northern Power Systems Reports First Quarter 2016 Results

Barre, VT USA (31 August 2016) – Northern Power Systems Corp. (TSX: NPS), a next generation renewable energy technology company, today announced financial results for its first quarter ended March 31, 2016. As communicated on August 26, 2016 the Company expects to file its second quarter of 2016 results by September 15, 2016 and be current with its financial reporting. At such point, the Company will host an earnings release call.

Revenues for the three months ended March 31, 2016 were $5.2 million, compared to $9.2 million in the first quarter of 2015. GAAP net loss for the first quarter of 2016 was $4.2 million, compared to a net loss of $4.0 million in the prior year first quarter. Order backlog at the end of Q1 was $29 million which is consistent with the Company’s December 31, 2015 ending backlog.

“As previously communicated, our first quarter revenue was impacted, primarily in Italy, by delays in policy clarification, grid connection delays and weather in some regions,” stated Ciel Caldwell, president and chief operating officer of Northern Power Systems. “When considering our quarterly net loss and cash used in operations, our efforts to reduce operating expenses mitigated the majority of the year-over-year decline in our revenues.”

Ms. Caldwell continued, “As we publish our second quarter results we expect to show a return to sequential growth in both revenue and backlog. Additionally, we expect to report a notable sequential reduction in quarterly net loss, attributable to improving gross margins and continuing efforts to control our operating expenses.” Ms. Caldwell concluded, “In the second half of 2016 we will be primarily focused on: completing the monetization of our utility wind assets to strengthen our balance sheet, continuing to reduce operating expenses and product costs, and returning to sequential revenue growth in our distributed turbine sales. As we conclude our management transition in the third quarter of 2016, we also expect to have completed the realignment of our operating expenses.”

Consolidated First Quarter Financial Metrics:

•	Revenue for the first quarter of fiscal year 2016 was at $5.2 million, compared to $9.2 million reported in the prior year period.

•	Gross margin in the first quarter was (12.3) percent, down from gross margin of 21.2 percent in the prior year period.

•	GAAP net loss for the first quarter of fiscal year 2016 was $4.2 million, representing a 5 percent decrease compared to a $4.0 million loss in the prior year first quarter.

•	Non-GAAP adjusted EBITDA loss for the first quarter was $3.7 million, representing a $0.3 million increase compared to a non-GAAP adjusted EBITDA loss of $3.4 million in the prior year first quarter.

About non-GAAP financial measures

To supplement Northern Power Systems’ consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), Northern Power Systems has used a non-GAAP financial measure, specifically non-GAAP adjusted EBITDA income (loss). Non-GAAP adjusted EBITDA income (loss) is defined as net income (loss), excluding share-based compensation expense, amortization of acquisition-related intangibles, depreciation of property, plant and equipment, interest expense, tax provision or benefit, and certain other non-cash impacts as applicable.

The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. For more information on non-GAAP adjusted EBITDA, please see the table captioned “Reconciliation of GAAP net loss to non-GAAP adjusted EBITDA net income (loss)” included at the end of this release. The table has more details on the GAAP financial measure that is most directly comparable to non-GAAP adjusted EBITDA and the related reconciliation between these financial measures.

Northern Power Systems’ management believes that this non-GAAP financial measure provides meaningful supplemental information in assessing our performance and liquidity by excluding certain items that may not be indicative of our recurring core business operating results, which could be non-cash charges or discrete cash charges that are infrequent in nature. This non-GAAP financial measure also has facilitated management’s internal comparisons to Northern Power Systems’ historical performance and our competitors’ operating results, as well as reflects measurements which are used by creditors and other third parties in assessing our performance.

About Northern Power Systems

Northern Power Systems designs, manufactures, and sells wind turbines and power technology products, and provides engineering development services and technology licenses for energy applications, into the global marketplace from its US headquarters and European offices.

•	Northern Power Systems and its predecessors have over 40 years’ experience in technologies and products generating renewable energy.

•	Northern Power Systems currently manufactures the NPS™ 60 and NPS™ 100 turbines. With over 11 million run time hours across its global fleet, Northern Power wind turbines provide customers with clean, cost effective, reliable renewable energy.

•	Patented next generation permanent magnet direct drive (PMDD) technology uses fewer moving parts, delivers higher energy capture, and provides increased reliability due to reduced maintenance and downtime.

•	Northern Power Systems’ FlexPhase™ power converter platform uses patented converter architecture and advanced controls technology for advanced grid support and generation applications.

•	Northern Power Systems offers comprehensive in-house development services, including systems level engineering, advanced drivetrains, power electronics, PM machine design, and remote monitoring systems to the energy industry.

To learn more about Northern Power Systems, please visit www.northernpower.com.

Notice regarding forward-looking statements:

This release includes forward-looking statements regarding Northern Power Systems and its business, which may include, but is not limited to, product and financial performance, regulatory developments, supplier performance, anticipated opportunity and trends for growth in our customer base and our overall business, our market opportunity, expansion into new markets, and execution of the company’s growth strategy. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “is expected”, “expects”, “scheduled”, “intends”, “contemplates”, “anticipates”, “believes”, “proposes” or variations (including negative variations) of such words and phrases, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are based on the current expectations of the management of Northern Power Systems. The forward-looking events and circumstances discussed in this release may not occur by certain specified dates or at all and could differ materially as a result of known and unknown risk factors and uncertainties affecting the company, including risks regarding the wind power industry; production, performance and acceptance of the company’s products; our sales cycle; our ability to convert backlog into revenue; performance by the company’s suppliers; our ability to maintain successful relationships with our partners and to enter into new partner relationships; our performance internationally; currency fluctuations; economic factors; competition; the equity markets generally; and the other risks detailed in Northern Power Systems’ risk factors discussed in filings with the U.S. Securities and Exchange Commission (the “SEC”), including but not limited to Northern Power Systems’ Annual Report on Form 10-K filed on July 25, 2016, as well as other documents that may be filed by Northern Power Systems from time to time with the SEC. Although Northern Power Systems has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results to differ from those anticipated, estimated or intended. No forward-looking statement can be guaranteed. Except as required by applicable securities laws, forward-looking statements speak only as of the date on which they are made and Northern Power Systems undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Ciel R. Caldwell,

President and Chief Operating Officer

+1-802-661-4673

ir@northernpower.com

NORTHERN POWER SYSTEMS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS (unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015

(In thousands, except share and per share amounts)

	For the three months ended March 31,
	2016	2015
REVENUES:
Net revenue	$5,178	$9,224
Cost of revenues	5,815	7,265

Gross margin	(637)	1,959
Gross margin percentage	-12.3%	21.2%
OPERATING EXPENSES:
Sales and marketing	1,027	1,312
Research and development	924	1,139
General and administrative	1,559	3,020

Total operating expenses	3,510	5,471

Loss from operations	(4,147)	(3,512)

Interest expense	(48)	(26)
Other income (expense) - net	30	(87)

Loss before provision for income taxes	(4,165)	(3,625)
Provision for income taxes	66	385

NET LOSS	$(4,231)	$(4,010)

Other comprehensive income (loss)
Change in cumulative translation adjustment	23	(32)

COMPREHENSIVE LOSS	$(4,208)	$(4,042)

Net loss applicable to common shareholders	$(4,231)	$(4,010)
Net loss per common share - basic and diluted	(0.18)	(0.17)
Weighted average number of common shares outstanding - basic and diluted	23,173,884	22,765,098
Non-GAAP adjusted EBITDA net loss	$(3,695)	$(3,363)

NORTHERN POWER SYSTEMS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF MARCH 31, 2016 AND DECEMBER 31, 2015

(In thousands, except share and per share amounts)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$4,030	$6,333
Accounts receivable - net	2,159	3,046
Unbilled revenue	1,902	2,216
Inventories - net	12,413	9,233
Other current assets	4,485	7,229

Total current assets	24,989	28,057
Property, plant and equipment - net	2,080	2,169
Intangible assets - net	883	928
Goodwill	722	722
Other assets	23	—

Total Assets	$28,697	$31,876

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Working capital revolving line of credit	$3,600	$2,892
Accounts payable	4,459	3,838
Accrued expenses	4,529	5,258
Deferred revenue	4,968	6,888
Customer deposits	5,623	3,596
Other current liabilities	348	357

Total current liabilities	23,527	22,829

Deferred revenue, less current portion	2,879	2,718
Other long-term liability	431	420

Total Liabilities	26,837	25,967

SHAREHOLDERS’EQUITY:
Common stock	165,568	165,568
Additional paid-in capital	8,872	8,713
Accumulated other comprehensive income	10	(13)
Accumulated deficit	(172,590)	(168,359)

Total Shareholders’ Equity	1,860	5,909

Total Liabilities and Shareholders’ Equity	$28,697	$31,876

NORTHERN POWER SYSTEMS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015

(In thousands)

	For the three months ended March 31,
	2016	2015
OPERATING ACTIVITIES:
Net loss	$(4,231)	$(4,010)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for inventory obsolescence	85	30
Recovery of doubtful accounts	(44)	(100)
Stock-based compensation expense	159	178
Depreciation and amortization	180	185
Noncash implied license revenue	—	(177)
Loss on disposal of asset	83	50
Deferred income taxes	4	3
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	1,245	508
Inventories and deferred costs	(778)	(1,788)
Other current and noncurrent assets	236	1,231
Accounts payable	621	(1,196)
Accrued expenses	(729)	(172)
Customer deposits	2,027	2,127
Other liabilities	(1,763)	(2,407)

Net cash used in operating activities	(2,905)	(5,538)

INVESTING ACTIVITIES:
Purchases of property and equipment	(129)	(248)

Net cash used in investing activities	(129)	(248)

FINANCING ACTIVITIES:
Proceeds from revolving line of credit, net of repayments	708	—
Proceeds from exercise of stock options	—	3

Net cash provided by (used in) financing activities	708	3

Effect of exchange rate change on cash	23	(32)

Change in cash and cash equivalents	(2,303)	(5,815)
Cash and cash equivalents - Beginning of the Period	6,333	13,142

Cash and cash equivalents - End of the Period	$4,030	$7,327

NORTHERN POWER SYSTEMS CORP.

RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA LOSS (unaudited)

FOR THE THREE MONTHS ENDED MARCH 31, 2016 AND 2015

(In thousands)

	For the three months ended March 31,
	2016	2015
NET LOSS	$(4,231)	$(4,010)
Interest expense	48	26
Provision for income taxes	66	385
Depreciation and amortization	180	185
Stock compensation expense	159	178
Non cash implied license revenue	—	(177)
Loss on disposal of asset	83	50

Non-GAAP adjusted EBITDA loss	$(3,695)	$(3,363)